Exhibit 99.1

DIGITAL BRANDS GROUP, INC.

FINANCIAL STATEMENTS
JUNE 30, 2023 AND DECEMBER 31, 2022

F-1

DIGITAL BRANDS GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2023	2022
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$335,470	$1,275,616
Accounts receivable, net	196,919	583,368
Due from factor, net	438,142	839,400
Inventory	4,771,271	5,122,564
Prepaid expenses and other current assets	872,142	766,901
Assets per discontinued operations, current	—	241.544
Total current assets	6,613,944	8,829,394
Property, equipment and software, net	98,170	104,512
Goodwill	8,973,501	8,973,501
Intangible assets, net	11,421,311	12,906,238
Deposits	106,547	193,926
Right of use asset	339,085	102,349
Assets per discontinued operations	—	2,628,136
Total assets	$27,552,558	$33,738,056
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$8,143,991	$8,016,173
Accrued expenses and other liabilities	5,038,937	3,936,920
Deferred revenue	—	—
Due to related parties	472,790	555,217
Contingent consideration liability	—	12,098,475
Convertible note payable, net	100,000	2,721,800
Accrued interest payable	1,779,274	1,561,795
Note payable - related party	—	—
Loans payable, current	1,190,405	1,829,629
Promissory notes payable, net	5,613,839	9,000,000
Right of use liability, current portion	312,226	102,349
Liabilities per discontinued operations, current	—	1,071,433
Total current liabilities	22,651,462	40,893,792
Loans payable, net of current portion	443,635	150,000
Right of use liability	33,501	—
Liabilities per discontinued operations	—	147,438
Total liabilities	23,128,598	41,191,230
Commitments and contingencies
Stockholders' deficit:
Undesignated preferred stock, $0.0001 par, 10,000,000 shares authorized, 0 shares issued and outstanding as of both June 30, 2023 and December 31, 2022	—	—
Series A preferred stock, $0.0001 par, 1 share authorized, no shares issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Series A convertible preferred stock, $0.0001 par, 6,800 shares designated, 6,300 shares issued and outstanding as of both June 30, 2023 and December 31, 2022	1	1
Series C convertible preferred stock, $0.0001 par, 5,671 shares designated, 5,671 and 0 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	1	—
Common stock, $0.0001 par, 1,000,000,000 shares authorized, 316,906 and 178,758 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	31	18
Additional paid-in capital	109,263,332	96,294,123
Accumulated deficit	(104,839,404)	(103,747,316)
Total stockholders' deficit	4,423,960	(7,453,174)
Total liabilities and stockholders' deficit	$27,552,558	$33,738,056

See the accompanying notes to the unaudited condensed consolidated financial statements

F-2

DIGITAL BRANDS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
		Restated		Restated
Net revenues	$4,493,424	$2,649,432	$8,869,803	$5,278,562
Cost of net revenues	2,157,349	1,536,703	4,540,488	3,552,396
Gross profit	2,336,075	1,112,729	4,329,315	1,726,166
Operating expenses:
General and administrative	4,074,051	4,243,031	8,380,063	8,073,621
Sales and marketing	1,097,326	1,372,568	2,036,677	2,230,087
Distribution	242,214	221,925	512,399	424,773
Change in fair value of contingent consideration	(10,698,475)	5,920,919	(10,698,475)	7,121,240
Total operating expenses	(5,284,884)	11,758,443	230,664	17,849,721
Income (loss) from operations	7,620,959	(10,645,714)	4,098,651	(16,123,555)
Other income (expense):
Interest expense	(1,086,889)	(2,173,769)	(2,951,487)	(3,730,612)
Loss on disposition of business	—	—	—	—
Other non-operating income (expenses)	2,240	3,336,963	(676,749)	2,653,375
Total other income (expense), net	(1,084,649)	1,163,194	(3,628,236)	(1,077,237)
Income tax benefit (provision)	—	—	—	—
Net income (loss) from continuing operations	6,536,310	(9,482,520)	470,415	(17,200,792)
Income (loss) from discontinued operations, net of tax	(1,492,050)	(51,404)	(1,562,503)	(166,074)
Net income (loss)	$5,044,260	$(9,533,924)	$(1,092,088)	$(17,366,866)
Weighted average common shares outstanding – basic	246,809	14,329	236,824	9,836
Weighted average common shares outstanding – diluted	834,604	14,329	824,619	9,836
Net income (loss) from continuing per common share – basic	$26.48	$(661.78)	$1.99	$(1,748.68)
Net income (loss) from continuing per common share – diluted	$7.83	$(661.78)	$0.57	$(1,748.68)

See the accompanying notes to the unaudited condensed consolidated financial statements

F-3

DIGITAL BRANDS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(UNAUDITED)

	Series A Convertible		Series B		Series C Convertible				Additional		Total
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balances at December 31, 2021	—	$—	—	$—	—	$—	521	$—	$58,614,173	$(65,703,954)	$(7,089,781)
Conversion of notes into common stock	—	—	—	—	—	—	350	—	1,201,582	—	1,201,582
Stock-based compensation	—	—	—	—	—	—	—	—	139,093	—	139,093
Net loss	—	—	—	—	—	—	—	—	—	(7,832,942)	(7,832,942)
Balances at March 31, 2022	—	$—	—	$—	—	$—	870	$—	$59,954,848	$(73,536,896)	$(13,582,048)
Issuance of common stock in public offering	—	—	—	—	—	—	14,956	1	9,347,449	—	9,347,450
Offering costs	—	—	—	—	—	—	—	—	(1,930,486)	—	(1,930,486)
Conversion of notes and derivative liability into common stock	—	—	—	—	—	—	644	—	600,790	—	600,790
Warrants issued in connection with note	—	—	—	—	—	—	—	—	98,241	—	98,241
Stock-based compensation	—	—	—	—	—	—	—	—	119,759	—	119,759
Net loss	—	—	—	—	—	—	—	—	—	(9,533,924)	(9,533,924)
Balances at June 30, 2022	—	—	—	—	—	—	16,470	$2	$68,190,600	$(83,070,820)	$(14,880,218)

Balances at December 31, 2022	6,300	$1	—	$—	—	$—	178,758	$18	$96,294,123	$(103,747,316)	$(7,453,174)
Issuance of common stock pursuant to private placement	—	—	—	—	—	—	50,890	5	4,999,998	—	5,000,003
Offering costs	—	—	—	—	—	—	—	—	(536,927)	—	(536,927)
Shares issued for services	—	—	—	—	—	—	4,756	—	499,338	—	499,338
Shares and warrants issued with notes	—	—	—	—	—	—	4,400	—	658,494	—	658,494
Stock-based compensation	—	—	—	—	—	—	—	—	105,594	—	105,594
Net loss	—	—	—	—	—	—	—	—	—	(6,136,349)	(6,136,349)
Balances at March 31, 2023	6,300	1	—	—	—	—	238,803	23	102,020,620	(109,883,665)	(7,863,022)
Conversion of notes into preferred stock	—	—	—	—	5,761	1	—	—	5,759,177	—	5,759,177
Issuance of Series B preferred stock	—	—	1	—	—	—	—	—	25,000	—	25,000
Issuance of common stock pursuant to disposition	—	—	—	—	—	—	78,103	8	1,357,035	—	1,357,043
Stock-based compensation	—	—	—	—	—	—	—	—	101,500	—	101,500
Net income	—	—	—	—	—	—	—	—	—	5,044,260	5,044,261
Balances at June 30, 2023	6,300	$1	1	$—	5,761	$1	—	$31	$109,263,332	$(104,839,404)	$4,423,960

See the accompanying notes to the unaudited condensed consolidated financial statements

F-4

DIGITAL BRANDS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(1,092,088)	$(17,366,866)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,765,619	1,113,188
Amortization of loan discount and fees	1,611,433	2,818,174
Loss on extinguishment of debt	689,100	—
Loss on disposition of business	1,523,940	—
Stock-based compensation	207,094	258,852
Shares issued for services	499,338	—
Change in credit reserve	344,140	(5,053)
Change in fair value of warrant liability	—	(18,223)
Change in fair value of derivative liability	—	(880,388)
Forgiveness of Payroll Protection Program	—	(1,760,755)
Change in fair value of contingent consideration	(10,698,475)	7,121,240
Discontinued Operation	7,666
Changes in operating assets and liabilities:
Accounts receivable, net	375,685	(100,662)
Due from factor, net	(96,955)	202,787
Inventory	454,011	(128,255)
Prepaid expenses and other current assets	(44,213)	(395,781)
Accounts payable	92,494	435,110
Accrued expenses and other liabilities	1,346,068	1,461,572
Deferred revenue	(183,782)	(55,034)
Accrued interest	217,479	690,624
Net cash used in operating activities	(2,981,446)	(6,609,470)
Cash flows from investing activities:
Deposits	(18,192)	—
Purchase of property, equipment and software	(27,855)	—
Deposits	87,378	—
Net cash provided by (used in) investing activities	41,331	—
Cash flows from financing activities:
Proceeds (repayments) from related party advances	(57,427)	(172,036)
Advances (repayments) from factor	154,073	(142,436)
Issuance of loans and notes payable	4,194,799	548,808
Repayments of convertible notes and loans payable	(6,604,552)	(3,068,750)
Issuance of convertible notes payable	—	2,301,250
Issuance of common stock in public offering	5,000,003	9,347,450
Offering costs	(686,927)	(1,930,486)
Net cash provided by financing activities	1,999,969	6,883,800
Net change in cash and cash equivalents	(940,146)	274,330
Cash and cash equivalents at beginning of period	1,275,616	528,394
Cash and cash equivalents at end of period	$335,470	$802,724
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—	$—
Cash paid for interest	$686,071	$191,152
Supplemental disclosure of non-cash investing and financing activities:
Conversion of notes into common stock	$—	$1,802,372
Conversion of notes into preferred stock	$5,759,177
Right of use asset	$467,738	$201,681
Warrant and common shares issued with notes	$—	$98,241

See the accompanying notes to the unaudited condensed consolidated financial statements

F-5

NOTE 1: NATURE OF OPERATIONS

Digital Brands Group, Inc. (the “Company” or “DBG”), was organized on September 17, 2012 under the laws of Delaware as a limited liability company under the name Denim.LA LLC. The Company converted to a Delaware corporation on January 30, 2013 and changed its name to Denim.LA, Inc. Effective December 31, 2020, the Company changed its name to Digital Brands Group, Inc. (DBG).

The Company is a curated collection of lifestyle brands, including Bailey, DSTLD, Harper & Jones, Stateside and ACE Studios, that offers a variety of apparel products through direct-to-consumer and wholesale distribution.

On February 12, 2020, Denim.LA, Inc. entered into an Agreement and Plan of Merger with Bailey 44, LLC (“Bailey”), a Delaware limited liability company. On the acquisition date, Bailey, LLC became a wholly owned subsidiary of the Company.

On May 18, 2021, the Company closed its acquisition of Harper & Jones, LLC (“H&J”) pursuant to its Membership Interest Stock Purchase Agreement with D. Jones Tailored Collection, Ltd. to purchase 100% of the issued and outstanding equity of Harper & Jones, LLC. On the acquisition date, H&J became a wholly owned subsidiary of the Company.

On August 30, 2021, the Company closed its acquisition of Mosbest, LLC dba Stateside (“Stateside”) pursuant to its Membership Interest Purchase Agreement with Moise Emquies to purchase 100% of the issued and outstanding equity of Stateside. On the acquisition date, Stateside became a wholly owned subsidiary of the Company.

On December 30, 2022, the Company closed its previously announced acquisition of Sunnyside, LLC dba Sundry (“Sundry”) pursuant to its Second Amended and Restated Membership Interest Purchase Agreement with Moise Emquies to purchase 100% of the issued and outstanding equity of Sundry. On the acquisition date, Sundry became a wholly owned subsidiary of the Company.

On June 21, 2023, the Company and the former owners of H&J executed a Settlement Agreement and Release (the “Settlement Agreement”) whereby contemporaneously with the parties’ execution of the Settlement Agreement (i) the Company agreed to make an aggregate cash payment of $229,000 to D. Jones Tailored Collection, Ltd. (“D. Jones”), (ii) the Company issued 78,103 shares of common stock to D. Jones, and (iii) the Company assigned and transferred one hundred percent (100%) of the Company’s membership interest in H&J to D. Jones. The H&J Settlement was accounted for a business disposition.

NOTE 2: GOING CONCERN

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated profits since inception, has sustained net losses of $1,092,088 and $17,366,866 for the six months ended June 30, 2023 and 2022, respectively, and has incurred negative cash flows from operations for the six months ended June 30, 2023 and 2022. The Company has historically lacked liquidity to satisfy obligations as they come due and as of June 30, 2023, and the Company had a working capital deficit of $16,037,518. These factors, among others, arise substantial doubt about the Company’s ability to continue as a going concern. The Company expects to continue to generate operating losses for the foreseeable future. The accompanying consolidated financial statements do not include any adjustments as a result of this uncertainty.

The Company’s ability to continue as a going concern for the next 12 months from the date the financial statements were available to be issued is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. Through the date the financial statements were available to be issued, the Company has been primarily financed through the issuance of capital stock and debt. In the event that the Company cannot generate sufficient revenue to sustain its operations, the Company will need to reduce expenses or obtain financing through the sale of debt and/or equity securities. The issuance of additional equity would result in dilution to existing shareholders. If the Company is unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms acceptable to the Company, the Company would be unable to execute upon the business plan or pay costs and expenses as they are incurred, which would have a material, adverse effect on the business, financial condition and results of operations. No assurance can be given that the Company will be successful in these efforts.

F-6

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”).

Reverse Stock Split

On October 21, 2022, the Board of Directors approved a one-for-100 reverse stock split of its issued and outstanding shares of common stock and a proportional adjustment to the existing conversion ratios for each series of the Company’s preferred stock. The reverse stock split became effective as of November 3, 2022. Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this reverse stock split and adjustment of the preferred stock conversion ratios.

Unaudited Interim Financial Information

The accompanying unaudited condensed consolidated balance sheet as of June 30, 2023, the unaudited condensed consolidated statements of operations for the six and six months ended June 30, 2023 and 2022 and of cash flows for the six months ended June 30, 2023 and 2022 have been prepared by the Company, pursuant to the rules and regulations of the SEC for the interim financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. The unaudited interim consolidated financial statements have been prepared on a basis consistent with the audited consolidated financial statements and in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the consolidated results for the interim periods presented and of the consolidated financial condition as of the date of the interim consolidated balance sheet. The results of operations are not necessarily indicative of the results expected for the year ended December 31, 2023.

The accompanying unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes thereto for the year ended December 31, 2022 included in the Company’s Annual Form 10-K filed with SEC on April 17, 2023.

Principles of Consolidation

These condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries Bailey, H&J and Stateside from the dates of acquisition. All inter-company transactions and balances have been eliminated on consolidation. As of June 21, 2023, the Company no longer consolidated the assets, liabilities, revenues and expenses of H&J (see Note 4).

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, inventory, impairment of long-lived assets, contingent consideration and derivative liabilities. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

F-7

Reclassification of Previously Issued Financial Statements

Certain prior year accounts have been reclassified to conform with current year presentation pertaining to cost of net revenue and general and administrative expenses. The Company has reclassified $297,696 and $630,976 in general and administrative expenses per previously reported financial statements to cost of net revenues in the accompanying consolidated statements of operations for the three and six months ended June 30, 2022, respectively. The reclassified costs from general and administrative expense to cost of net revenues are primarily personnel and warehouse related costs. The reclassification had no effect on the reported results of operations.

Certain prior year accounts have been reclassified to conform with current year presentation regarding income (loss) from discontinued operations. H&J’s assets and liabilities as of December 31, 2022 have also been reclassified on the consolidated balance sheet. See Note 4.

Cash and Equivalents and Concentration of Credit Risk

The Company considers all highly liquid securities with an original maturity of less than six months to be cash equivalents. As of June 30, 2023 and December 31, 2022, the Company did not hold any cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits of $250,000.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, prepaid expenses, accounts payable, accrued expenses, due to related parties, related party note payable, and convertible debt. The carrying value of these assets and liabilities is representative of their fair market value, due to the short maturity of these instruments.

The following tables present information about the Company’s financial assets and liabilities measured at fair value on a recurring basis and indicates the level of the fair value hierarchy used to determine such fair values:

Fair Value Measurements
as of June 30, 2023 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
Contingent consideration	$—	$—	$—	$—
	$—	$—	$—	$—

	Fair Value Measurements
	as of December 31, 2022 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
Contingent consideration	$—	$—	$12,098,475	$12,098,475
	$—	$—	$12,098,475	$12,098,475

Contingent Consideration

The Company recorded a contingent consideration liability relating to stock price guarantees included in its acquisitions of Bailey44 and H&J. The estimated fair value of the contingent consideration was recorded using significant unobservable measures and other fair value inputs and was therefore classified as a Level 3 financial instrument.

The Company estimates and records the acquisition date fair value of contingent consideration as part of purchase price consideration for acquisitions. Additionally, each reporting period, the Company estimates changes in the fair value of contingent consideration and recognizes any change in fair in the consolidated statement of operations. The estimate of the fair value of contingent consideration requires very subjective assumptions to be made of future operating results, discount rates and probabilities assigned to various potential operating result scenarios. Future revisions to these assumptions could materially change the estimate of the fair value of contingent consideration and, therefore, materially affect the Company’s future financial results. The contingent consideration liability is to be settled with the issuance of shares of common stock once contingent provisions set forth in respective acquisition agreements have been achieved. Upon achievement of contingent provisions, respective liabilities are relieved and offset by increases to common stock and additional paid-in capital in the stockholders’ equity section of the Company’s consolidated balance sheets.

F-8

Norwest Waiver

On June 21, 2023, the Company, on the one hand, and Norwest Venture Partners XI, LP and Norwest Venture Partners XII, LP (together, the “Norwest Investors”), on the other hand, executed a Waiver and Amendment (the “Norwest Amendment”) whereby the Norwest Investors agreed to waive and terminate certain true up rights of the Norwest Investors under the Agreement and Plan of Merger, dated February 12, 2020 (the “Bailey Merger Agreement”), among the Company, Bailey 44, LLC, Norwest Venture Partners XI, LP, and Norwest Venture Partners XII, LP and Denim.LA Acquisition Corp. This transaction is known as the “Norwest Waiver”. As a result of the Norwest Waiver, the Company recorded a fair value of $0 pertaining to the contingent consideration contemplated under the Bailey Merger Agreement, resulting in a gain in the change in fair value of contingent consideration of $10,698,475.

H&J Settlement Agreement

On June 21, 2023, the Company and the former owners of H&J executed a Settlement Agreement and Release (the “Settlement Agreement”) whereby the Company transferred 100% of its membership interests in H&J to D. Jones (the “H&J Seller”). Pursuant to the Settlement Agreement, the Company agreed to make an aggregate cash payment of $229,000 to the H&J Seller and the Company issued 78,103 shares of common stock to the H&J Seller. In connection with the Settlement Agreement, the parties agreed that no further shares were owed to the H&J Seller resulting from the stock price guarantee pursuant to the May 2021 H&J acquisition. As a result, the Company recorded a fair value of $0 pertaining to the H&J contingent consideration, resulting in a gain in the change in fair value of contingent consideration of $1,400,000. The change in fair value was include in loss from discontinued operations in the consolidated statements of operations. See Note 4 for further detail.

The detail of contingent consideration by company is as follows:

	June 30,	December 31,
	2023	2022
Bailey	$—	$10,698,475
Harper & Jones	—	1,400,000
	$—	$12,098,475

Inventory

Inventory is stated at the lower of cost or net realizable value and accounted for using the weighted average cost method for DSTLD and first-in, first-out method for Bailey, Stateside and Sundry. The inventory balances as of June 30, 2023 and December 31, 2022 consist substantially of finished good products purchased or produced for resale, as well as any raw materials the Company purchased to modify the products and work in progress.

Inventory consisted of the following:

	June 30,	December 31,
	2023	2022
Raw materials	$1,508,416	$1,611,134
Work in process	653,412	888,643
Finished goods	2,609,443	2,725,505
Inventory	$4,771,271	$5,225,282

F-9

Goodwill

Goodwill and identifiable intangible assets that have indefinite useful lives are not amortized, but instead are tested annually for impairment and upon the occurrence of certain events or substantive changes in circumstances. The annual goodwill impairment test allows for the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. An entity may choose to perform the qualitative assessment on none, some or all of its reporting units or an entity may bypass the qualitative assessment for any reporting unit and proceed directly to step one of the quantitative impairment test. If it is determined, on the basis of qualitative factors, that the fair value of a reporting unit is, more likely than not, less than its carrying value, the quantitative impairment test is required.

Annual Impairment

At December 31, 2022, management determined that certain events and circumstances occurred that indicated that the carrying value of the Company’s brand name assets, and the carrying amount of the reporting units, pertaining to Bailey44 and Harper & Jones may not be recoverable. The qualitative assessment was primarily due to reduced or stagnant revenues of both entities as compared to the Company’s initial projections at the time of each respective acquisition, as well as the entities’ liabilities in excess of assets. As such, the Company compared the estimated fair value of the brand names with its carrying value and recorded an impairment loss of $3,667,000 in the consolidated statements of operations. Additionally, the Company compared the fair value of the reporting units to the carrying amounts and recorded an impairment loss of $11,872,332 pertaining to goodwill in the consolidated statements of operations.

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive.

F-10

The following table sets forth the computation of basic and diluted net income (loss) per share:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Numerator:
Net income (loss) from continuing operations	$6,536,310	$(9,482,520)	$470,415	$(17,200,792)
Income (loss) from discontinued operations, net of tax	(1,492,050)	(51,404)	(1,562,503)	(166,074)
Net income (loss)	$5,044,260	$(9,533,924)	$(1,092,088)	$(17,366,866)

Denominator:
Weighted average common shares outstanding - basic	246,809	14,329	236,824	9,836
Weighted average common shares outstanding - diluted	834,604	14,329	824,619	9,836
Net income (loss) from continuing operations per share - basic	$26.48	$(661.78)	$1.99	$(1,748.68)
Net income (loss) from continuing operations per share - diluted	$7.83	$(661.78)	$0.57	$(1,748.68)
Net income (loss) from discontinued operations per common share – basic	$(6.05)	$(3.59)	$(6.60)	$(16.88)
Net income (loss) from discontinued operations per common share – diluted	$(6.05)	$(3.59)	$(6.60)	$(16.88)
Net income (loss) per share – basic	$20.44	$(665.36)	$(4.61)	$(1,765.57)
Net income (loss) per share – diluted	$6.04	$(665.36)	$(4.61)	$(1,765.57)

The following table sets forth the a) the dilutive items included in the weighted average common shares – diluted amount above as of June 30, 2023 and b) the number of potential common shares excluded from the calculations of net loss per diluted share because their inclusion would be anti-dilutive as of June 30, 2022:

	June 30,
	2023	2022
	—	18,496
Convertible notes	27,097	—
Series A convertible preferred stock	321,395	—
Series C convertible preferred stock	237,746	2,533
Common stock warrants	1,558	1,558
Stock options	587,795	22,588

The stock options and warrants above are out-of-the-money as of June 30, 2023 and 2022.

Recent Accounting Pronouncements

In April 2019, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, which amends and clarifies several provisions of Topic 326. In May 2019, the FASB issued ASU 2019-05, Financial Instruments-Credit Losses (Topic 326): Targeted Transition Relief, which amends Topic 326 to allow the fair value option to be elected for certain financial instruments upon adoption. ASU 2019-10 extended the effective date of ASU 2016-13 until December 15, 2022. The Company adopted this new guidance, including the subsequent updates to Topic 326, on January 1, 2023 and the adoption did not have a material impact on the Company’s condensed consolidated financial statements and related disclosures.

F-11

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are

Unaudited Pro Forma Financial Information

The following unaudited pro forma financial information presents the Company’s financial results as if the Sundry acquisition had occurred as of January 1, 2022. The unaudited pro forma financial information is not necessarily indicative of what the financial results actually would have been had the acquisitions been completed on this date. In addition, the unaudited pro forma financial information is not indicative of, nor does it purport to project, the Company’s future financial results. The following unaudited pro forma financial information includes incremental property and equipment depreciation and intangible asset amortization as a result of the acquisitions. The pro forma information does not give effect to any estimated and potential cost savings or other operating efficiencies that could result from the acquisition:

Six Months Ended
June 30, 2022
Net revenues	$14,728,296
Net loss	$(16,907,152)
Net loss per common share	$(1,718.83)

NOTE 4: DISCONTINUED OPERATIONS

On June 21, 2023, the Company and the former owners of H&J executed a Settlement Agreement and Release (the “Settlement Agreement”) whereby contemporaneously with the parties’ execution of the Settlement Agreement (i) the Company agreed to make an aggregate cash payment of $229,000 to D. Jones Tailored Collection, Ltd. (“D. Jones”), (ii) the Company issued 78,103 shares of common stock to D. Jones, and (iii) the Company assigned and transferred one hundred percent (100%) of the Company’s membership interest in H&J to D. Jones. This transaction is known as the “H&J Settlement”.

The H&J Settlement was accounted for a business disposition in accordance with ASC 810-40-40-3A. As of June 21, 2023, the Company no longer consolidated the assets, liabilities, revenues and expenses of H&J. The components of the disposition are as follows:

Cash payment due to H&J Seller	$(229,000)
Common shares issued to H&J Seller*	(1,357,043)
Total fair value of consideration received (given)	$(1,586,043)
Carrying amount of assets and liabilities
Cash and cash equivalents	18,192
Accounts receivable, net	55,782
Prepaid expenses and other current assets	25,115
Goodwill	1,130,311
Intangible assets, net	1,246,915
Deposits	4,416
Accounts payable	(40,028)
Accrued expenses and other liabilities	(734,068)
Deferred revenue	(18,347)
Due to related parties	(1,008)
Contingent consideration	(1,400,000)
Loan payable	(219,894)
Note payable - related party	(129,489)
Total carrying amount of assets and liabilities	(62,103)
Loss on disposition of business	$(1,523,940)

*	Represents the fair value of 78,103 shares of common stock issued to D. Jones.

F-12

Through June 30, 2023, the Company has made payments to D. Jones totaling $150,000. The remaining balance of $79,000 is included in accrued expenses and other liabilities on the consolidated balance sheet.

The loss of disposition of business of $1,523,940 was included in income (loss) from discontinued operations, net of tax in the consolidated statements of operations.

In accordance with the provisions of ASC 205-20, the Company has excluded the results of discontinued operations from its results of continuing operations in the accompanying consolidated statements of operations for the three and six months ended June 30, 2023 and 2022. The results of the discontinued operations of HJ for the three and six months ended June 30, 2023 and 2022 consist of the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net revenues	$686,627	$1,089,569	$1,405,482	$1,892,849
Cost of net revenues	292,107	328,915	565,621	605,413
Gross profit	394,520	760,654	839,861	1,287,436
Operating expenses:
General and administrative	189,751	449,508	520,582	896,873
Sales and marketing	169,875	332,723	346,167	515,775
Distribution	—	—	—	—
Change in fair value of contingent consideration	—	—	—	—
Total operating expenses	359,626	782,231	866,749	1,412,648
Income (loss) from operations	34,894	(21,577)	(26,888)	(125,212)
Other income (expense):
Interest expense	(3,003)	(29,828)	(11,675)	(40,862)
Loss on disposition of business	(1,523,940)	—	(1,523,940)	—
Other non-operating income (expenses)	—	—	—	—
Total other income (expense), net	(1,526,944)	(29,828)	(1,535,615)	(40,862)
Income tax benefit (provision)	—	—	—	—
Net income (loss) from discontinued operations	$(1,492,050)	$(51,404)	$(1,562,503)	$(166,074)
Weighted average common shares outstanding - basic	246,809	14,329	236,824	9,836
Weighted average common shares outstanding - diluted	834,604	14,329	824,619	9,836
Net income (loss) from discontinued operations per common share - basic	$(6.05)	$(3.59)	$(6.60)	$(16.88)
Net income (loss) from discontinued operations per common share - diluted	$(6.05)	$(3.59)	$(6.60)	$(16.88)

F-13

NOTE 5: DUE FROM FACTOR

Due to/from factor consist of the following:

	June 30,	December 31,
	2023	2022
Outstanding receivables:
Without recourse	$787,542	$1,680,042
With recourse	50,979	65,411
Matured funds and deposits	88,516	81,055
Advances	(478,753)	(632,826)
Credits due customers	(10,142)	(354,282)
	$438,142	$839,400

NOTE 6: GOODWILL AND INTANGIBLE ASSETS

The following is a summary of goodwill attributable to each business combination:

	June 30,	December 31,
	2023	2022
Bailey	$3,158,123	$3,158,123
Stateside	2,104,056	2,104,056
Sundry	3,711,322	3,711,322
	$8,973,501	$10,103,812

In connection with the H&J disposition, the Company derecognized $1,130,311 in goodwill.

The following table summarizes information relating to the Company’s identifiable intangible assets as of June 30, 2023:

	Gross	Accumulated	Carrying
	Amount	Amortization	Value
Amortized:
Customer relationships	$9,734,560	$(4,155,129)	$5,579,431
	$9,734,560	$(4,155,129)	$5,579,431

Indefinite-lived:
Brand name	$5,841,880	—	5,841,880
	$15,576,440	$(4,155,129)	$11,421,311

In connection with the H&J disposition, the Company derecognized $1,246,915 in intangible assets.

The Company recorded amortization expense of $804,924 and $537,812 during the three months ended June 30, 2023 and 2022, and $1,759,277 and $1,075,625 during the six months ended June 30, 2023 and 2022, respectively, which is included in general and administrative expenses in the consolidated statements of operations.

F-14

NOTE 7: LIABILITIES AND DEBT

Accrued Expenses and Other Liabilities

The Company accrued expenses and other liabilities line in the consolidated balance sheets is comprised of the following as of June 30, 2023 and December 31,2022:

	June 30,	December 31,
	2023	2022
Accrued expenses	$503,927	$668,714
Reserve for returns	—	307,725
Payroll related liabilities	4,009,812	2,618,870
Sales tax liability	277,800	262,765
Other liabilities	247,398	78,845
	$5,038,937	$3,936,920

As of June 30, 2023, payroll liabilities included an aggregate of $1,288,048 in payroll taxes due to remit to federal and state authorities. Of this amount, $620,400 pertained to DBG and $667,648 pertained to Bailey44. The amounts are subject to further penalties and interest. The amounts are subject to further penalties and interest.

As of June 30, 2023 and December 31, 2022, accrued expenses included $535,000 in accrued common stock issuances pursuant to an advisory agreement for services performed in 2022. The 5,000 shares of common stock owed per the agreement are expected to be issued in the third quarter of 2023. At June 30, 2023, accrued expenses also includes $500,000 in accrued common stock issuances owed to Sundry executives based on their employment agreements with the Company, which is expected to be issued in the third quarter of 2023.

Convertible Debt

2020 Regulation D Offering

As of June 30, 2023 and December 31, 2022, there was $100,000 remaining in outstanding principal that was not converted into equity.

Convertible Promissory Note

On December 29, 2022, the Company and various purchasers executed a Securities Purchase Agreement (“December Notes”) whereby the investors purchased from the Company convertible promissory notes in the aggregate principal amount of $4,000,000, consisting of original issue discount of $800,000. The Company received net proceeds of $3,000,000. The December Notes were due and payable on February 15, 2023. If the December Notes are not repaid in full by the maturity date or if any other event of default occurs, (1) the face value of the December Notes will be automatically increased to 120%; (2) the Notes will begin generating an annual interest rate of 20%, which will be paid in cash monthly until the default is cured; and (3) if such default continues for 14 or more calendar days, at the investors’ discretion, the December Notes shall become convertible at the option of the investors into shares of the Company’s common stock at a conversion price equal to the closing price of the Company’s common stock on the date of the note conversion.

In connection with the December Notes, the Company issued to the investors an aggregate of 18,779 warrants to purchase common stock at an exercise price equal to $106.50, and 2,400 shares of common stock. The Company recognized $428,200 as a debt discount for the fair value of the warrants and common shares using the Black-Scholes option model, resulting in a total debt discount of $1,378,200.

In February 2023, the principal of $4,000,000 of the December Notes were fully repaid. The Company amortized $689,100 of debt discount up until the repayment date, and then recognized a loss on extinguishment of debt of $689,100 which is included in other non-operating income (expenses) on the consolidated statements of operations.

F-15

The following is a summary of the convertible notes for the six months ended June 30, 2023:

		Unamortized	Convertible Note
	Principal	Debt Discount	Payable, Net
Balance, December 31, 2022	$4,100,000	$(1,378,200)	$2,721,800
Repayments of notes	(4,000,000)	—	(4,000,000)
Amortization of debt discount	—	689,100	689,100
Loss on extinguishment of debt	—	689,100	689,100
Balance, June 30, 2023	$100,000	$—	$100,000

During the six months ended June 30, 2022, the Company converted an aggregate of $888,930 in outstanding principal into 350 shares of common stock.

During the six months ended June 30, 2023 and 2022, the Company amortized $689,100 and $1,724,291, respectively of debt discount to interest expense pertaining to convertible notes.

In January 2023, the Company issued 4,400 shares of common stock at a fair value of $322,300 to a former convertible noteholder pursuant to default provisions. The amount was included in interest expense in the consolidated statements of operations.

Loan Payable — PPP and SBA Loan

As of both June 30, 2023 and December 31, 2022, Bailey had an outstanding PPP Loan balance of $933,295 and matures in 2026.

Merchant Advances

In 2022, the Company obtained several merchant advances. These advances are, for the most part, secured by expected future sales transactions of the Company with expected payments on a weekly basis. As of December 31, 2022, $896,334 remained outstanding. During the six months ended June 30, 2023, the Company received additional proceeds totaling $1,692,748 and made repayments totaling $2,331,972. As of June 30, 2023, the remaining principal outstanding was $257,110. In connection with these advances, the Company granted 6,095 warrants to purchase common stock at an exercise price of $131.25 to the lender in connection with its merchant advances.

In 2023, the Company obtained merchant advances totaling $502,051 from Shopify Capital, and made repayments totaling $208,416. As of June 30, 2023, the remaining principal outstanding was $293,635. These advances are, for the most part, secured by expected future sales transactions of the Company with expected payments on a daily basis.

Promissory Note Payable

As of June 30, 2023 and December 31, 2022, the outstanding principal on the note to the sellers of Bailey was $3,500,000. The maturity date was December 31, 2022. On July 5, 2023, the parties agreed to extend the maturity date to June 30, 2024. Interest expense was $105,000 and $105,000 for the three months ended June 30, 2023 and 2022 and $210,000 and $210,000 for the six months ended June 30, 2023 and 2022, all respectively, which was accrued and unpaid as of June 30, 2023.

The Company issued a promissory note in the principal amount of $5,500,000 to the Sundry Holders pursuant to the Sundry acquisition. The note bears interest at 8% per annum and matures on February 15, 2023. In February 2023, the parties verbally agreed to extend the maturity date to December 31, 2023. Interest expense was $149,177 and $259,177 for the three and six months ended June 30, 2023, respectively. On June 21, 2023, the Company and the Sundry Holders executed a Securities Purchase Agreement (the “Sundry SPA”) whereby the Company issued 5,761 shares of Series C Convertible Preferred Stock to the Sundry Holders for $1,000 per share (see Note 7). The shares were issued pursuant to the cancellation of the Sundry Holders’ entire principal amount of $5,500,000 and accrued interest of $259,177.

F-16

In March 2023, the Company and various purchasers executed a Securities Purchase Agreement (“March 2023 Notes”) whereby the investors purchased from the Company promissory notes in the aggregate principal amount of $2,458,750, consisting of original issue discount of $608,750. The Company received net proceeds of $1,850,000 after additional fees. The March 2023 Notes are due and payable on September 30, 2023 (the “Maturity Date”). The Company will also have the option to prepay the Notes with no penalties at any time prior to the Maturity Date. If the Company completes a debt or equity financing of less than $7,500,000, the Company is required to repay 50% of the remaining balance of the March 2023 Notes. Following such 50% repayment, the Company must also use any proceeds from any subsequent debt or equity financing to repay the March 2023 Notes. Upon the closing of any debt or equity financing of $7,500,000 or greater, the Company is required to repay 100% of the Notes with no penalties. There is no additional interest after the 20% original interest discount. The Company recognized a debt discount of $608,750, of which $263,839 was amortized through June 30, 2023.

The following is a summary of promissory notes payable, net:

	June 30,	December 31,
	2023	2022
Bailey Note	$3,500,000	$3,500,000
Sundry Note	—	5,500,000
March 2023 Notes - principal	2,458,750	—
March 2023 Notes - unamortized debt discount	(344,911)	—
Promissory note payable, net	$5,613,839	$9,000,000

NOTE 8: STOCKHOLDERS’ DEFICIT

On January 11, 2023, the Company, entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a certain accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell, in a private placement (the “January Private Placement”), an aggregate of 19,000 shares (the “Shares”) of the Company’s common stock (“Common Stock”), and accompanying warrants (the “Common Warrants”) to purchase 19,000 shares of Common Stock, at a combined purchase price of $97.875 per share and Common Warrant, and (ii) 32,086 pre-funded warrants (the “Pre-Funded Warrants” and together with the Common Warrants, the “Warrants” and together with the Shares and the shares of Common Stock underlying the Warrants, the “Securities”) exercisable for 32,086 shares of Common Stock, and accompanying Common Warrants to purchase 32,086 shares of Common Stock, at a combined purchase price of $97.875 per Pre-Funded Warrant and accompanying Common Warrant, to the Investors, for aggregate gross proceeds from the Private Placement of approximately $5 million before deducting placement agent fees and related offering expenses. As a result of the transaction, the Company issued 50,890 shares of common stock, including the 19,000 shares and the immediate exercise of 32,086 pre-funded warrants, for gross proceeds of $5.0 million. The Company received net proceeds of $4.3 million after deducting placement agent fees and offering expenses.

In January 2023, the Company issued 4,400 shares of common stock at a fair value of $322,300 to a former convertible noteholder pursuant to default provisions. The amount was included in interest expense in the consolidated statements of operations.

In March 2023, the Company issued an aggregate of 4,756 shares of common stock to Sundry executives based on their employment agreements with the Company. The fair value of $499,338, or $4.20 per share as determined by the agreements, was included in general and administrative expenses in the consolidated statements of operations.

In June 2023, the Company issued 78,103 shares of common stock to D. Jones at a fair value of $1,357,043 pursuant to the H&J Settlement Agreement.

During the six months ended June 30, 2022, the Company converted an aggregate of $888,930 in outstanding principal into 350 shares of common stock.

F-17

Series B Preferred Stock

On May 30, 2023, the Company entered into a Subscription and Investment Representation Agreement (the “Subscription Agreement”) with John Hilburn Davis IV, its Chief Executive Officer pursuant to which the Company agreed to issue and sell 1 share of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) for $25,000.

On May 30, 2023, the Company filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, effective as of the time of filing, designating the rights, preferences, privileges and restrictions of the share of Series B Preferred Stock. The Certificate of Designation provides that the Series B Preferred Stock will have 250,000,000 votes per share of Series B Preferred Stock and will vote together with the outstanding shares of the Company’s common stock, par value 0.0001 per share (the “Common Stock”) and Series A Convertible Preferred Stock, par value 0.0001 per share (the “Series A Convertible Preferred Stock”) as a single class exclusively with respect to any proposal to amend the Company’s Sixth Amended and Restated Certificate of Incorporation (as may be amended and/or restated from time to time, the “Restated Certificate”) to effect a reverse stock split of the Company’s common stock. The Series B Preferred Stock will be voted, without action by the holder, on any such proposal in the same proportion as shares of Common Stock and Series A Convertible Preferred Stock are voted. The Series B Preferred Stock otherwise has no voting rights.

The Series B Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Series B Preferred Stock has no rights with respect to any distribution of assets of the Company, including upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company, whether voluntarily or involuntarily. The holder of the Series B Preferred Stock will not be entitled to receive dividends of any kind.

The outstanding share of Series B Preferred Stock shall be redeemed in whole, but not in part, at any time (i) if such redemption is ordered by the Board of Directors in its sole discretion or (ii) automatically upon the effectiveness of the amendment to the Restated Certificate implementing a reverse stock split. Upon such redemption, the holder of the Series B Preferred Stock will receive consideration of $25,000 in cash.

Series C Convertible Preferred Stock

On June 21, 2023, the Company, on the one hand, and Moise Emquies, George Levy, Matthieu Leblan, Carol Ann Emquies, Jenny Murphy and Elodie Crichi (collectively, the “Sundry Investors”), on the other hand, executed a Securities Purchase Agreement (the “Sundry SPA”) whereby the Company issued 5,761 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) to the Sundry Investors at a purchase price of $1,000 per share. The Series C Preferred Stock is convertible into a number of shares of the Company’s Common Stock equal to $1,000 divided by an initial conversion price of $17.925 which represents the lower of (i) the closing price per share of the Common Stock as reported on the Nasdaq on June 20, 2023, and (ii) the average closing price per share of Common Stock as reported on the Nasdaq for the five trading days preceding June 21, 2023. The shares of Series C Preferred Stock were issued in consideration for the cancellation of certain promissory notes issued by the Company to the Sundry Investors dated December 30, 2022 (the “Sundry Loan Documents”). The following is a summary of the rights and preferences of the Series C Convertible Preferred Stock.

On June 21, 2023, the Company filed the Certificate of Designation with the Secretary of State for the State of Delaware designating up to 5,761 shares out of the authorized but unissued shares of its preferred stock as Series C Convertible Preferred Stock. The following is a summary of the principal terms of the Series C Preferred Stock.

Except for stock dividends or distributions for which adjustments are to be made pursuant to the Certificate of Designation, the holders of the Series C Preferred Stock (the “Series C Holders”) shall be entitled to receive, and the Company shall pay, dividends on shares of the Series C Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of the Series C Preferred Stock.

The Series C Holders are entitled to vote as a class as expressly provided in the Certificate of Designation. The Series C Holders are also entitled to vote with the holders of shares of Common Stock, voting together as one class, on all matters in which the Series C Holders are permitted to vote with the class of shares of Common Stock.

F-18

With respect to any vote with the class of Common Stock, each share of the Series C Preferred Stock shall entitle the Holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified in the Certificate of Designation) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the conversion price is calculated.

The Series C Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to Junior Securities; (iii) on parity with Parity Securities; and (iv) junior to Senior Securities, in each case, as to dividends or distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily. Subject to any superior liquidation rights of the holders of any Senior Securities of the Company and the rights of the Company’s existing and future creditors, upon a Liquidation, each Holder shall be entitled to be paid out of the assets of the Company legally available for distribution to stockholders, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount equal to the Stated Value (as defined in the Certificate of Designation) for each share of the Series C Preferred Stock held by such Holder and an amount equal to any accrued and unpaid dividends thereon, and thereafter the Series C Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Stock would receive if the Series C Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock.

Each share of the Series C Preferred Stock shall be convertible, at any time and from time to time from and after June 21, 2023 at the option of the Holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value of such share of the Series C Preferred Stock ($1,000 as of June 21, 2023) by the Conversion Price. The conversion price for each share of the Series C Preferred Stock is $17.925, which is the lower of (a) the closing price per share of the Common Stock as reported on the Nasdaq Capital Market on June 20, 2023 (the trading day before the date of the Sundry SPA), and (b) the average closing price per share of Common Stock as reported on the Nasdaq Capital Market for the five trading days preceding the date of the Sundry SPA, subject to adjustment herein (the “Series C Conversion Price”).

The Company has the option to redeem any or all of the then outstanding Series C Preferred Stock at 112% of the then Stated Value any time after June 21, 2023 and so long as there is an effective Registration Statement covering the shares issuable upon conversion of the Series C Preferred Stock.

NOTE 9: RELATED PARTY TRANSACTIONS

During the six months ended June 30, 2023 and 2022, the Company made net repayments for amounts due to related parties totaling $57,427 and $172,036, respectively. As of June 30, 2023 and December 31, 2022, amounts due to related parties were $472,790 and $556,225, respectively. The advances are unsecured, non-interest bearing and due on demand. Amounts due to related parties consist of current and former executives, and a board member.

As of December 31, 2022, H&J had an outstanding note payable of $129,489 owned by the H&J Seller. The balance was $0 upon the H&J disposition in June 2023.

NOTE 10: SHARE-BASED PAYMENTS

Common Stock Warrants

In connection with the January Private Placement, the Company granted 32,086 pre-funded warrants which were immediately exercised for shares of common stock. The Company also granted an additional 51,086 warrants as part of the offering. Each warrant has an exercise price of $95 per share, is immediately exercisable upon issuance and expires five years after issuance. The Company also granted the placement agent 3,831 warrants to purchase common stock at an exercise price of $3,050.35 per share, which is immediately exercisable upon issuance and expires five years after issuance.

F-19

In connection with merchant advances (Note 6), the Company granted 6,095 warrants to purchase common stock at an exercise price of $131.25. The warrants are immediately exercisable upon issuance and expire five years after issuance.

The following is a summary of warrant activity:

	Common	Weighted
	Stock	Average
	Warrants	Exercise Price
Outstanding - December 31, 2022	176,733	$209
Granted	93,099	99.50
Exercised	(32,086)	97.88
Forfeited	—	—
Outstanding - June 30, 2023	237,746	$181.25
Exercisable at December 31, 2022	171,278	$210.50
Exercisable at June 30, 2023	237,745	$181.25

Stock Options

As of June 30, 2023 and December 31, 2022, the Company had 1,558 stock options outstanding with a weighted average exercise price of $362.11 per share. As of June 30, 2023, there were 1,439 options exercisable.

Stock-based compensation expense of $101,500 and $119,759 was recognized for the three months ended June 30, 2023 and 2022, respectively, and $207,094 and $258,852 was recognized for the six months June 30, 2023 and 2022, respectively. During the six months ended June 30, 2023 and 2022, $28,798 and $28,798 was recorded to sales and marketing expense, and all other stock compensation was included in general and administrative expense in the condensed consolidated statements of operations. Total unrecognized compensation cost related to non-vested stock option awards as of June 30, 2023 amounted to $370,907 and will be recognized over a weighted average period of 0.9 years.

NOTE 11: LEASE OBLIGATIONS

In January 2023, the Company entered into a lease agreement extension for its corporate office and distribution center in Vernon, California that expires on December 31, 2023. The lease has monthly base rent payments of $38,105. As a result of the extension, the Company recognized a right of use asset and liability of $467,738 using a discount rate of 8.0%. As of June 30, 2023, the Company has $949,071 in accounts payable for past rents due to the landlord pertaining to this lease.

In May 2023, the Company entered into a lease agreement extension for a showroom space in Los Angeles, California that commences in March 2023 and expires in January 2025. The original lease began in April 2018 and terminated in May 2020, at which point the lease was month to month. The lease has a monthly base rent of $6,520 until January 31, 2025, at which point the base rent increases to $6,781 until the end of the lease. As a result of the extension, the Company recognized a right of use asset and liability of $125,397 using a discount rate of 8.0%. As of June 30, 2023, the Company has $214,626 in accounts payable for past rents due to the landlord pertaining to this lease.

Stateside and Sundry utilize a lease for a showroom in Los Angeles, California which is month to month.

Total rent expense for the three months ended June 30, 2023 and 2022 was $37,580 and $195,060, and $210,265 and $469,482 for the six months end June 30, 2023 and 2022, respectively.

NOTE 12: CONTINGENCIES

On March 21, 2023, a vendor filed a lawsuit against Digital Brands Group related to trade payables totaling approximately $43,501. Such amounts include interest due, and are included in accounts payable, net of payments made to date, in the accompanying consolidated balance sheets. The Company does not believe it is probable that the losses in excess of such trade payables will be incurred.

F-20

On February 7, 2023, a vendor filed a lawsuit against Digital Brands Group related to trade payables totaling approximately $182,400. Such amounts include interest due, and are included in accounts payable, net of payments made to date, in the accompanying consolidated balance sheets. The Company does not believe it is probable that the losses in excess of such trade payables will be incurred.

On November 9, 2022, a vendor filed a lawsuit against Digital Brand’s Group related to prior services rendered. The claims (including fines, fees, and legal expenses) total an aggregate of $50,190. The matter was settled in January 2023 and are on payment plans which will be paid off in April 2023.

In August 2020 and March 2021, two lawsuits were filed against Bailey by third-party’s related to prior services rendered. The claims (including fines, fees, and legal expenses) total an aggregate of $96,900. Both matters were settled in February 2022 and are on payment plans which will be paid off in July and September of 2023.

On December 21, 2020, a Company investor filed a lawsuit against DBG for reimbursement of their investment totaling $100,000. Claimed amounts are included in short-term convertible note payable in the accompanying consolidated balance sheets and the Company does not believe it is probable that losses in excess of such short-term note payable will be incurred. The Company is actively working to resolve this matter.

A vendor filed a lawsuit against Bailey related to a retail store lease in the amount of $1.5 million. The Company is disputing the claim for damages and the matter is ongoing. The vendor has recently updated the claim to now be $450,968 after signing a long-term lease with another brand for this location. The Company is disputing this new amount after review of the lease.

All claims above, to the extent management believes it will be liable, have been included in accounts payable and accrued expenses and other liabilities in the accompanying consolidated balance sheet as of June 30, 2023.

Except as may be set forth above the Company is not a party to any legal proceedings, and the Company is not aware of any claims or actions pending or threatened against us. In the future, the Company might from time to time become involved in litigation relating to claims arising from its ordinary course of business, the resolution of which the Company does not anticipate would have a material adverse impact on our financial position, results of operations or cash flows.

NOTE 13: INCOME TAXES

The Company has historically calculated the provision for income taxes during interim reporting periods by applying an estimate of the annual effective tax rate for the full fiscal year to “ordinary” income or loss (pretax income or loss excluding unusual or infrequently occurring discrete items) for the reporting period. The Company has used a discrete effective tax rate method to calculate taxes for the fiscal three and six month periods ended June 30, 2023. The Company determined that since small changes in estimated “ordinary” income would result in significant changes in the estimated annual effective tax rate, the historical method would not provide a reliable estimate for the fiscal three and six-month periods ended June 30, 2023.

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due, cumulative losses through June 30, 2023, and no history of generating taxable income.

NOTE 14: SUBSEQUENT EVENTS

On July 5, 2023, the Company and the Bailey sellers agreed to extend the maturity date of the Bailey Note to June 30, 2024.

On August 21, 2023, the Company filed a Certificate of Amendment to our Certificate of Incorporation, as amended, to effect a one-for-twenty-five (1-for-25) reverse stock split effective August 22, 2023. Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this reverse stock split and adjustment of the preferred stock conversion ratios.

F-21